SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2004

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Federal	000-50901	20-0945587
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

500 12th Avenue South, Nampa, Idaho		83653
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (208) 466-4634

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events

        On October 12, 2004, Home Federal Bancorp, Inc.(the "Company"), the proposed holding company for Home Federal Savings and Loan Association of Nampa, announced today that its independent appraiser has informed the Company, that based on its discussions with the Office of Thrift Supervision, it is necessary to increase the appraisal of Home Federal in connection with Home Federal's pending mutual holding company formation and related stock offering. The press release announcing the increase in the appraisal is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

        Exhibit

        99.1     Press Release dated October 12, 2004

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                        HOME FEDERAL BANCORP, INC.

DATE: October 12, 2004                                 By: /s/ Daniel L. Stevens
                                                                              Daniel L. Stevens
                                                                              President and Chief Executive Officer

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Exhibit 99.1

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Contact:
Home Federal Savings and Loan Association of Nampa
Daniel L. Stevens
Chairman/President/CEO
(208) 466-4634

PRESS RELEASE - For Immediate Release

HOME FEDERAL BANCORP, INC. ANNOUNCES
INCREASE IN APPRAISAL

Nampa, Idaho (October 12, 2004) - Home Federal Bancorp, Inc., the proposed holding company for Home Federal Savings and Loan Association of Nampa, announced today that its independent appraiser has informed the Company that based on its discussions with the Office of Thrift Supervision, it is necessary to increase the appraisal of Home Federal in connection with Home Federal's pending mutual holding company formation and related stock offering.

Under the new appraisal, the total valuation of Home Federal would be between $97,750,000 and $132,250,000, or up to $152,087,500 at the adjusted maximum. This is an increase of approximately 15% from the initial appraisal. The percentage of stock sold to the public in the stock offering will not change. As a result, the total number of shares to be sold at $10.00 per share pursuant to the stock offering would be approximately 3,910,000 shares at the minimum, 4,600,000 at the midpoint, 5,290,000 at the maximum and 6,083,500 at the adjusted maximum of the offering.

As a result of the increase in the appraisal, Home Federal is required to return the subscription funds it has received and conduct a resolicitation of orders from the persons, and only those persons, who have subscribed to purchase shares in the Company's stock offering. The precise timing and precise manner of that resolicitation have not yet been determined, pending finalization of the revised appraisal and related regulatory reviews. It is not expected that the change in the appraisal will require a new member vote. Completion of the mutual holding company formation and the offering remain subject to final approvals by the Office of Thrift Supervision, and are now expected to occur in the first part of the fourth quarter of 2004. More specific information on the resolicitation process and the timing of the completion of the transactions will be made public when available.

Trading in the shares of common stock to be issued in the offering will not begin until the transactions are formally completed and the shares are issued.

Home Federal is headquartered in Nampa, Idaho and Ada, Canyon, Elmore and Gem counties of southwestern Idaho. At June 30, 2004 Home Federal had total assets of $519.3 million, deposit accounts of $333.5 million and equity capital of $43.7 million.

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The offering is made only by means of a prospectus in accordance with federal law and applicable state securities laws; this press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities. We cannot assure that we will accept any particular order, as a result of subscription priorities or otherwise.

Cautionary Statements

The discussions in this press release which are not historical statements contain forward-looking statements that involve risk and uncertainties. Statements which are not historical statements include those in the future tense or which use terms such as "believe," "expect," and "anticipate." Actual future results could differ in important and material ways from those discussed. Many factors could cause or contribute to such differences. In particular, completion of the various announced transactions is subject to a number of conditions, including those described above. Therefore, as with any transaction, completion cannot be assured. In addition, the Company's filings with the Securities and Exchange Commission discuss a number of other factors which may affect its future operations. These factors include changing interest rates, changes in demand for loans or other services, competition from other institutions, the results of our lending activities and loan loss experience, general economic and political developments, and other factors discussed in those filings. The statements made herein are only made as of the date of this press release and the Company undertakes no obligations to publicly update such statements to reflect subsequent events or circumstances.

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